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EXHIBIT 23.3

                        CONSENT OF GRANT THORNTON UK LLP,
                               REGISTERED AUDITORS
                              CHARTERED ACCOUNTANTS



The Board of Directors
Emrise Corporation

We have issued our report dated 27 June 2005 accompanying the consolidated financial statements of Pascall Electronic (Holdings) Limited and its subsidiary undertakings as of and for the periods from 1 April 2004 to 18 March 2005 and the twelve months ended 31 March 2004 incorporated by reference in this Registration Statement on Post-Effective Amendment No. 2 to Form S-1 on S-3 (Registration No. 333-122394) of Emrise Corporation. We hereby consent to the incorporation by reference of said report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts" in such Prospectus.

GRANT THORNTON UK LLP
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS

Northampton, England
26 October 2005